UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing that on April 2, 2008, it received notice from The Nasdaq Stock Market stating that the Registrant is no longer in compliance with the minimum $10.0 million stockholders' equity requirement for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3). As reported in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2007, the Registrant's stockholders' equity was $8.3 million.

In the letter, Nasdaq staff requested that the Registrant provide, on or before April 17, 2008, a plan to achieve and sustain compliance with all of The Nasdaq Global Market listing requirements, including the minimum stockholders' equity requirement, and the time frame required to complete the plan. The Registrant is preparing its plan for submission to Nasdaq by the specified date.

If, after the conclusion of the Nasdaq staff’s review process, the staff determines that the Registrant has not presented an appropriate definitive plan, the staff will provide the Registrant with a written notification that its securities will be delisted from The Nasdaq Global Market. The Registrant may then appeal the Nasdaq staff's delisting determination to the Nasdaq Listing Qualifications Panel.

A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release dated April 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

April 4, 2008	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 4, 2008